UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2004

ENCORE ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16295 (Commission File Number)	75-2759650 (IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)

Registrant’s telephone number, including area code: (817) 877-9955

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURES
Underwriting Agreement
Opinion of Baker Botts L.L.P.
Press Release

Item 5. Other Events and Regulation FD Disclosure

     On June 7, 2004, Encore Acquisition Company, a Delaware corporation (“Encore”), entered into an Underwriting Agreement with Goldman, Sachs & Co, pursuant to which Encore agreed to issue and sell up to 2,000,000 shares of its common stock to the public at a price of $26.95 per share. A copy of the press release announcing the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated June 7, 2004, between Goldman, Sachs & Co. and Encore

5.1	Opinion of Baker Botts L.L.P.

99.1	Press Release dated June 8, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE ACQUISITION COMPANY

Date: June 8, 2004	By:	/s/ Robert C. Reeves

Robert C. Reeves
Vice President, Controller and Principal Accounting Office